SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512.600.9893

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30, 2016, Amplify Snack Brands, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) to that certain Credit Agreement, by and among the Company, SkinnyPop Popcorn LLC, the lenders party thereto, Jefferies Finance LLC and BNP Paribas Securities Corp., dated as of July 17, 2014, as amended by that certain First Amendment to Credit Agreement, dated as of August 18, 2014, that certain Second Amendment to Credit Agreement, dated as of December 23, 2014, that certain Third Amendment to Credit Agreement, dated as of May 29, 2015, and that certain Fourth Amendment to Credit Agreement, dated as of August 4, 2015 (the “Credit Agreement”). The Fifth Amendment amends the Company’s revolving line of credit under the Credit Agreement to, among other things, (A) increase the revolving credit commitment from $25,000,000 to $40,000,000 and (B) add JPMorgan Chase Bank, N.A. as a Lender (as defined in the Credit Agreement).

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to the Credit Agreement, dated as of June 30, 2016 by and among the Company, SkinnyPop Popcorn LLC, the lenders party thereto and Jefferies Finance LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplify Snack Brands, Inc.
(Registrant)

By:	/s/ Brian Goldberg
Brian Goldberg
Chief Financial Officer

July 1, 2016

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to the Credit Agreement, dated as of June 30, 2016 by and among the Company, SkinnyPop Popcorn LLC, the lenders party thereto and Jefferies Finance LLC.